As filed with the Securities and Exchange Commission on July 1, 1999.
                                            Registration No. 333-_______________

                       SECURITIES AND EXCHANGE COMMISSION
--------------------------------------------------------------------------------
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        -------------------------------
                             Steelton Bancorp, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Pennsylvania                                           25-1830745
--------------------------------                           --------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                              51 South Front Street
                          Steelton, Pennsylvania 17113
                                 (717) 939-1966
                    ----------------------------------------
                    (Address of principal executive offices)

                          Mechanics Savings & Loan FSA
               Employees' Savings & Profit Sharing Plan and Trust

               --------------------------------------------------
                            (Full Title of the Plan)

                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                            Malizia Spidi & Fisch, PC
                       1301 K Street, N.W., Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660

           ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of                        Proposed Maximum  Proposed Maximum   Amount of
Securities to    Amount to be  Offering Price Per  Offering Price  Registration
be Registered(1) Registered(2)      Share(3)            (4)            Fee
---------------- ------------- ------------------ ---------------- -------------
Common Stock
$0.10 par value
per share           15,000           $10.00           $150,000        $41.70

================================================================================
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Mechanics Savings & Loan FSA Employees' Savings & Profit Sharing Plan and Trust (the "Plan"), as described herein.
(2) Estimates the maximum number of shares expected to be issued under the Plan assuming that all employer and employee contributions to the Plan are used to purchase shares of Common Stock of Steelton Bancorp, Inc. (the "Company"), together with an indeterminate number of shares which may be necessary to adjust the number of additional shares of Common Stock reserved for issuance pursuant to the Plan and being registered herein, as the result of a stock split, stock dividend, reclassification, recapitalization, or similar adjustment(s) of the Common Stock of the Company.
(3) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(c) based on the maximum subscription price of $10.00 per share of the Common Stock of the Company, as currently offered in the stock issuance described herein.
(4)  Estimated based on (2) and (3) above.

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *

Item 2.  Registrant Information and Employee Plan Annual Information. *

         *This Registration Statement relates to the registration of 15,000 shares of Common Stock, $0.10 par value per share, of Steelton Bancorp, Inc. (the "Company") reserved for issuance and delivery under the Mechanics Savings & Loan FSA Employees' Savings & Profit Sharing Plan and Trust (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on June 25, 1999 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents filed by the Company are incorporated in this Registration Statement by reference:

         (a) The Company's Registration Statement on Form SB-2 (No. 333-74279) filed with the Commission on March 11, 1999 and amendments thereto;

         (b) The Company's Quarterly Report on Form 10-QSB for the period ending March 31, 1999, as filed with the Commission; and

         (c) The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on June 25, 1999.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Sections 1741 through 1747 of the Pennsylvania Business Corporation Law provide that an officer, director, employee or agent may be indemnified by the Company from and against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or contemplated proceedings (other than an action by or in the right of the Company) if such person acted in good faith and in a manner that such person reasonably believes to be in, or not opposed to, the best interests of the Company.

         Provisions regarding indemnification of directors, officers, employees or agents of the Company are contained in Article 10 of the Company's Articles of Incorporation.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

         The Registrant believes that these provisions assist the Registrant in, among other things, attracting and retaining qualified persons to serve the Registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the Registrant and effectively reduce the ability of stockholders to sue on behalf of the Registrant because certain suits could be barred or amounts that might otherwise be obtained on behalf of the Registrant could be required to be repaid by the Registrant to an indemnified party.

         The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify the person against such liability under the provisions of the Certificate of Incorporation.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

         In lieu of an opinion of counsel concerning the Plan's compliance with the requirements of ERISA, the Company hereby undertakes that it has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Steelton in the Commonwealth of Pennsylvania, as of June 30, 1999.

                                    STEELTON BANCORP, INC.


                                    By: /s/ Harold E. Stremmel
                                       -----------------------------------------
                                        Harold E. Stremmel
                                        Executive Vice President and
                                          Chief Executive Officer
                                          (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Steelton Bancorp, Inc., do hereby severally constitute and appoint Harold E. Stremmel as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Harold E. Stremmel may deem necessary or advisable to enable Steelton Bancorp, Inc., to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Harold E. Stremmel shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.


/s/ Marino Falcone                      /s/ Harold E. Stremmel
-----------------------------------     ------------------------------
    Marino Falcone                      Harold E. Stremmel
      President, Director                 Executive Vice President,CEO, Director



Date: June 30, 1999                     Date: June 30, 1999
      -------------                           -------------


/s/ James F. Stone                      /s/ Joseph A. Wiedeman
-----------------------------------     ----------------------------------------
James F. Stone                              Joseph A. Wiedeman
  Vice President, Director                    Treasurer, Director


Date: June 30, 1999                      Date: June 30, 1999
      -------------                            -------------

/s/ Victor J. Segina
-----------------------------------     ----------------------------------------
Victor J. Segina                             Richard E. Farina
  Secretary, Director                          Director

Date: June 30, 1999                     Date:
      -------------                           -------------


/s/ James S. Nelson                     /s/ Shannon Aylesworth
-----------------------------------     ----------------------------------------
James S. Nelson                             Shannon Aylesworth
Senior Vice President, Director               Vice President and
                                              Chief Financial Officer
                                              (Principal Financial and
                                                    Accounting Officer)

Date: June 30, 1999                     Date: June 30, 1999
      -------------                           -------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned trustee of the Mechanics Savings & Loan FSA Employees' Savings & Profit Sharing Plan and Trust has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Steelton, Commonwealth of Pennsylvania, on this 30th day of June, 1999.



                                       Mechanics Savings & Loan FSA
                                       Employees' Savings & Profit Sharing Plan and Trust

                                       By /s/ James S. Nelson
                                       -----------------------------------------
                                       Its Senior Vice President
                                           -------------------------------------
                                       As Plan Administrator on behalf of
                                       Mechanics Savings & Loan FSA

                                INDEX TO EXHIBITS




Exhibit                           Description
-------                           -----------

4.1 Mechanics Savings & Loan FSA Employees' Savings and Profit Sharing Plan and Trust Basic Plan Document

4.2 Mechanics Savings & Loan FSA Employees' Savings and Profit Sharing Plan and Trust Adoption Agreement

4.3  Summary Plan Description of the Plan

4.4  Trust Document for the Plan

5.1 Favorable determination letter dated June 26, 1998, confirming that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended

23.1 Consent of McKonly & Asbury LLP